BRITISH COLUMBIA
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Ministry of Finance
BC Registry Services

Mailing Address:
PO BOX 9431 Stn Prov Govt.
Victoria BC V8W 9V3
www.corporateonline.gov.bc.ca

Location:
2nd Floor - 940 Blanshard St.
Victoria BC
250 356-8626

Notice of Alteration

FORM 11
BUSINESS CORPORATIONS ACT
Section 257

Filed Date and Time:	**June 13, 2007 02:30 PM Pacific Time**
Alteration Date and Time:	**Notice of Articles Altered on June 13, 2007 02:30 PM Pacific Time**

NOTICE OF ALTERATION

Incorporation Number:
BC0333274

Name of Company:
BASSETT VENTURES INC.

Name Reservation Number:
NR5645025

Name Reserved:
ARRIS RESOURCES INC.

ALTERATION EFFECTIVE DATE:

The alteration is to take effect at the time that this application is filed with the Registrar.

CHANGE OF NAME OF COMPANY

From:
BASSETT VENTURES INC.

To:
ARRIS RESOURCES INC.